UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2007

NVR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-956-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2007, NVR Mortgage Finance, Inc. ("the Borrower"), a wholly owned subsidiary of NVR, Inc., extended the term of its existing warehouse credit facility for one year to August 21, 2008 by executing The Sixteenth Amendment to Loan Agreement and Amendment to Pledge and Security Agreement, dated as of August 23, 2007, with U.S. Bank National Association, as agent, and Comerica Bank, National City Bank, Washington Mutual Bank, F.A. and U.S. Bank National Association, each as a Lender (the "Agreement"). The Borrower has $125 million of available borrowings under the Agreement. In addition, the Agreement modifies the definitions of "Borrowing Base" and "Eligible Mortgage Loan" to exclude from such definitions second lien loans, home equity loans, Alt-A loans and subprime loans, each as defined in the Agreement. The Agreement does not materially amend any other terms of the Loan Agreement (as amended) dated as of September 7, 1999.

The above description of the Agreement is qualified in its entirety by the terms of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Ex. Number-Description

Ex. 10.1-The Sixteenth Amendment to Loan Agreement and Amendment to Pledge and Security Agreement dated, as of August 23, 2007, with U.S. Bank National Association, as agent, and Comerica Bank, National City Bank, Washington Mutual Bank, F.A. and U.S. Bank National Association, each as a Lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

August 24, 2007	By:	/s/ Dennis M. Seremet

Name: Dennis M. Seremet
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Sixteenth Amendment to Loan Agreement and Amendment to Pledge and Security Agreement, dated as of August 23, 2007, with U.S. Bank National Association, as agent, and Comerica Bank, National City Bank, Washington Mutual Bank, F.A. and U.S. Bank National Association, each as a Lender.